Exhibit 99

News Release
[LOGO]	First Midwest Bancorp, Inc.		First Midwest Bancorp One Pierce Place, Suite 1500 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	Michael L. Scudder
EVP, Chief Financial Officer
(630) 875-7283
TRADED:	Nasdaq		Steven H. Shapiro
SYMBOL:	FMBI		EVP, Corporate Secretary
(630) 875-7345
www.firstmidwest.com
FIRST MIDWEST REPORTS SOLID FULL YEAR AND FOURTH QUARTER 2005 RESULTS

*	Record Net Income: $101.4 Million for Full Year 2005
*	Solid Profitability: ROAA of 1.44% and ROAE of 18.8% for 2005
*	Solid Corporate Loan Growth: Up 8.2% vs. 4Q04
*	Improved Fee-Based Revenue: Up 9.6% vs. 4Q04
*	Lower Nonperforming Assets: 35.2% Decrease vs. 4Q04
*	Restructuring Lowers 4Q05 Performance: EPS Down $0.05 vs. 4Q04

ITASCA, IL, JANUARY 25, 2006 - First Midwest Bancorp, Inc. ("First Midwest") (Nasdaq: FMBI) today reported net income for the quarter ended December 31, 2005 of $22.6 million, or $0.49 per diluted share, as compared to $25.2 million, or $0.54 per diluted share, for fourth quarter 2004. Fourth quarter 2005 results included $6.2 million in securities losses and $679,000 in employee severance costs, and fourth quarter 2004 included $2.9 million in securities gains. Excluding these items, net income for fourth quarter 2005 would have increased 18.0% on a per diluted share basis to $26.8 million, or $0.59 per diluted share, from net income of $23.5 million, or $0.50 per diluted share, in fourth quarter 2004. First Midwest's annualized return on average assets was 1.25% for fourth quarter 2005 as compared to 1.46% for fourth quarter 2004. Annualized return on average equity was 16.6% for fourth quarter 2005 as compared to 18.6% for fourth quarter 2004.

First Midwest's net income for 2005 increased 4.2% on a per diluted share basis to a record $101.4 million, or $2.21 per diluted share, from net income of $99.1 million, or $2.12 per diluted share, in 2004. In 2005, First Midwest's return on average assets was 1.44% as compared to 1.45% in 2004. First Midwest's return on average equity was 18.8% in 2005 as compared to 18.7% in 2004.

"2005 represented another strong year for First Midwest as measured by the fundamentals of profitability, asset formation, fee-based revenue growth and asset quality," commented First Midwest President and Chief Executive Officer, John M. O'Meara. "We, at the same time, continue to build the future strength of our franchise through measured balance sheet restructuring, a modest rationalization of our personnel complement and a meaningful return to distribution enhancement through the proposed acquisition of more than thirty Chicagoland branches in 2006."

2006 Outlook

"The synergies which our 2005 activities have created put us in a strong position to continue our forward momentum in 2006," O'Meara said. "We are especially encouraged by the values inherent in the Bank Calumet franchise represented by a strong depository base coupled with a marketplace with that has strong loan expansion potential. While the challenges of a flat yield curve offer little prospect of reversing in the near term, and the competitive response in the marketplace remains vigorous, we expect 2006 earnings to be in the range of $2.42 to $2.50 per diluted share. This estimate takes into account a decrease of $0.04 per diluted share for the expensing of stock options, which is expected to be offset in part by an increase of $0.03 per diluted share resulting from the Bank Calumet acquisition anticipated to begin in the second quarter of 2006."

Net Interest Margin

First Midwest's net interest income grew 1.6% to $59.3 million in fourth quarter 2005 as compared to $58.4 million in 2004's fourth quarter.

Net interest margin for fourth quarter 2005 was 3.79%, down from 3.94% for fourth quarter 2004 and 3.88% for third quarter 2005. The decrease from third quarter 2005 to fourth quarter 2005 reflects the combined impact of the flat interest rate curve on interest-earning asset yields and increasing liability costs as the deposit mix shifted in response to higher interest rates and competitive pricing.

Loan and Deposit Growth

First Midwest's total loans as of December 31, 2005 grew 4.1% to $4.3 billion, an increase of $170.9 million as compared to December 31, 2004, as growth in corporate and real estate 1-4 family lending of $312.1 million offset planned declines in consumer indirect lending of $134.5 million. Excluding consumer indirect lending, total loans would have been up 7.9%. Corporate loans, representing commercial, real estate commercial, real estate construction and agricultural lending, increased 8.2% from December 31, 2004.

Total average deposits for fourth quarter 2005 were $5.1 billion, an increase of 3.6% as compared to fourth quarter 2004, largely as the result of a 20.1% increase in time deposits. Average time deposits for fourth quarter 2005 in comparison to fourth quarter 2004 reflect the combined impact of targeted sales promotions and higher levels of brokered deposits. The increase in time deposit balances was partially offset by decreases in savings, NOW and money market balances as consumer preferences changed in response to the higher level of interest rates and time deposit promotions.

Noninterest Income and Expense

Noninterest income in fourth quarter 2005 was $14.4 million as compared to $24.1 million in 2004. Fourth quarter 2005 included $6.2 million in securities losses, and fourth quarter 2004 included $2.9 million in securities gains and $1.7 million in gains related to the sale of various assets. Excluding this activity from both periods, noninterest income would have totaled $20.6 million for fourth quarter 2005, an increase of 5.4% as compared to fourth quarter 2004, reflecting solid growth in fee-based revenues. Fee-based revenues totaled $18.5 million for fourth quarter 2005, an increase of 9.6% as compared to fourth quarter 2004. For full year 2005, noninterest income totaled $74.6 million, as compared to $79.4 million for full year 2004. Fee-based revenues for full year 2005 totaled $70.6 million, an increase of 8.4% as compared to full year 2004.

Noninterest expense for fourth quarter 2005 totaled $42.6 million as compared to $42.8 million for fourth quarter 2004. Fourth quarter 2005 results included $679,000 in severance costs related to certain employees electing accelerated retirement. For full year 2005, noninterest expense totaled $165.7 million as compared to $163.3 million in 2004. First Midwest's efficiency ratio was 49.8% for fourth quarter 2005 as compared to 50.4% for fourth quarter 2004 and 49.4% for third quarter 2005.

Credit Quality

As of December 31, 2005, nonperforming assets, including foreclosed real estate, represented 0.35% of loans plus foreclosed real estate as compared to 0.55% as of December 31, 2004, and approximated First Midwest's historical low of 0.34% as of June 30, 2005. Nonperforming assets as of December 31, 2005 totaled $14.9 million, down 35.2% from $22.9 million as of December 31, 2004. Loans past due 90 days and still accruing interest totaled $9.0 million as of December 31, 2005, down from $10.4 million as of September 30, 2005 and up from $2.7 million as of December 31, 2004.

Net charge-offs for the full year 2005 totaled $9.3 million, or 0.22% of average loans, down $3.4 million, or 26.6% from full year 2004. As of December 31, 2005, the reserve for loan losses stood at 1.31% of total loans and represented 470% of nonperforming loans.

Capital Management

As of December 31, 2005, First Midwest's Total Risk Based Capital ratio was 11.76%, compared to 11.52% as of December 31, 2004. The Tier 1 Risk Based Capital ratio was 10.72%, compared to 10.45% as of December 31, 2004. First Midwest's Tier 1 Leverage Ratio was 8.16% as of December 31, 2005 and as of December 31, 2004.

During the fourth quarter of 2005, First Midwest paid dividends of $0.275 per share, up 14.6% from $0.24 per share for the fourth quarter 2004. In 2005, First Midwest repurchased 857,444 shares of its common stock at an average price of $34.98 per share, substantially all of which were purchased prior to September 30, 2005. As of December 31, 2005, approximately 2.1 million shares remained under First Midwest's existing repurchase authorization. First Midwest anticipates suspension of share repurchase activity in 2006, as it looks to rebuild tangible capital given the expected cash acquisition of Bank Calumet in early second quarter 2006.

About First Midwest

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking market. As one of the Chicago metropolitan area's largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through 70 offices located in 50 communities, primarily in northeastern Illinois. First Midwest was the only bank named by Chicago magazine as one of the 25 best places to work in Chicago.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties, including those factors described in First Midwest's 2004 Form 10-K and other filings with the U.S. Securities and Exchange Commission. In addition, these forward-looking statements are also subject to the timing of the closing of the acquisition, the impact of mark-to-market adjustments required by purchase accounting and issues that may arise in connection with the integration of Bank Calumet, including the inability to achieve expected cost savings within the expected time frame as well as market conditions that may impact the pricing of securities to be offered by the Company to finance the acquisition. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. First Midwest does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

Accompanying Financial Statements and Tables
Accompanying this press release is the following unaudited financial information:

* Operating Highlights, Balance Sheet Highlights and Stock Performance Data (1 page)

* Condensed Consolidated Statements of Condition (1 page)

* Condensed Consolidated Statements of Income (1 page)

* Selected Quarterly Data and Asset Quality (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables and certain additional unaudited selected financial information (totaling 3 pages) are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated January 25, 2006

Operating Highlights	Quarters Ended				Years Ended
Unaudited	December 31,				December 31,

(Amounts in thousands except per share data)	2005		2004		2005		2004

Net income	$22,630		$25,220		$101,377		$99,136
Diluted earnings per share	$0.49		$0.54		$2.21		$2.12
Return on average equity	16.58%		18.57%		18.83%		18.68%
Return on average assets	1.25%		1.46%		1.44%		1.45%
Net interest margin	3.79%		3.94%		3.87%		3.91%
Efficiency ratio	49.76%		50.43%		49.44%		50.11%

Balance Sheet Highlights
Unaudited

(Amounts in thousands except per share data)					Dec. 31, 2005		Dec. 31, 2004

Total assets					$7,210,151		$6,863,381
Total loans					4,306,191		4,135,278
Total deposits					5,147,832		4,905,378
Stockholders' equity					544,068		532,038
Book value per share					$11.99		$11.55
Period end shares outstanding					45,387		46,065

Stock Performance Data	Quarters Ended				Years Ended
Unaudited	December 31,				December 31,

	2005		2004		2005		2004

Market Price:
Quarter End	$35.06		$36.29		$35.06		$36.29
High	$39.25		$38.30		$39.25		$38.30
Low	$34.66		$33.70		$31.25		$31.13

Quarter end price to book value	2.9	x	3.1	x	2.9	x	3.1	x
Quarter end price to consensus estimated 2005 earnings	15.9	x	N/A		15.9	x	N/A
Dividends declared per share	$0.275		$0.240		$1.015		$0.900

First Midwest Bancorp, Inc.	Press Release Dated January 25, 2006

Condensed Consolidated Statements of Condition
	December 31,

(Amounts in thousands)	2005	2004

	Unaudited (1)	Audited
Assets
Cash and due from banks	$157,070	$119,880
Funds sold and other short-term investments	5,908	4,581
Securities available for sale	2,286,630	2,179,438
Securities held to maturity, at amortized cost	56,772	64,576
Loans	4,306,191	4,135,278
Reserve for loan losses	(56,393)	(56,718)

Net loans	4,249,798	4,078,560

Premises, furniture and equipment	95,345	89,003
Investment in corporate owned life insurance	156,441	151,359
Goodwill and other intangible assets	95,997	96,712
Accrued interest receivable and other assets	106,190	79,272

Total assets	$7,210,151	$6,863,381

Liabilities and Stockholders' Equity
Deposits	$5,147,832	$4,905,378
Borrowed funds	1,294,532	1,218,332
Junior subordinated debentures	130,092	129,294
Accrued interest payable and other liabilities	93,627	78,339

Total liabilities	6,666,083	6,331,343

Common stock	569	569
Additional paid-in capital	60,760	61,918
Retained earnings	762,575	707,435
Accumulated other comprehensive (loss) income	(8,284)	10,115
Treasury stock, at cost	(271,552)	(247,999)

Total stockholders' equity	544,068	532,038

Total liabilities and stockholders' equity	$7,210,151	$6,863,381

(1) While unaudited, the 2005 Condensed Consolidated Statement of Condition has been prepared in accordance with U.S. generally accepted accounting principles and is derived from the 2005 financial statements upon which Ernst & Young LLP, First Midwest's independent external auditor, will issue an audit opinion upon completion of their audit procedures.

First Midwest Bancorp, Inc.	Press Release Dated January 25, 2006

Condensed Consolidated Statements of Income	Quarters Ended		Years Ended
	December 31,		December 31,

(Amounts in thousands except per share data)	2005	2004	2005	2004

	Unaudited (1)	Unaudited (1)	Unaudited (2)	Audited
Interest Income
Loans	$73,503	$59,033	$266,925	$225,099
Securities	26,412	22,580	99,404	89,610
Other	115	152	371	633

Total interest income	100,030	81,765	366,700	315,342

Interest Expense
Deposits	26,174	15,539	86,675	57,432
Borrowed funds	12,363	5,780	35,834	20,980
Junior subordinated debentures	2,144	2,053	8,341	8,066

Total interest expense	40,681	23,372	130,850	86,478

Net interest income	59,349	58,393	235,850	228,864
Provision for Loan Losses	2,780	5,350	8,930	12,923

Net interest income after provision for loan losses	56,569	53,043	226,920	215,941

Noninterest Income
Service charges on deposit accounts	8,308	7,682	30,199	28,837
Trust and investment management fees	3,059	3,005	12,593	11,888
Other service charges, commissions, and fees	4,479	3,739	17,572	15,147
Card-based fees	2,615	2,413	10,207	9,252
Subtotal, fee-based revenues	18,461	16,839	70,571	65,124
Corporate owned life insurance income	1,437	1,195	5,163	4,939
Security (losses) gains, net	(6,152)	2,872	(3,315)	8,222
(Losses) on early extinguishments of debt	-	-	-	(2,653)
Other	664	3,170	2,193	3,749

Total noninterest income	14,410	24,076	74,612	79,381

Noninterest Expense
Salaries and employee benefits	23,991	25,291	95,179	92,171
Net occupancy expense	4,340	4,176	16,618	16,015
Equipment expenses	2,117	2,242	8,555	8,847
Technology and related costs	1,513	1,304	5,677	6,681
Other	10,617	9,784	39,674	39,624

Total noninterest expense	42,578	42,797	165,703	163,338

Income before taxes	28,401	34,322	135,829	131,984
Income tax expense	5,771	9,102	34,452	32,848

Net Income	$22,630	$25,220	$101,377	$99,136

Diluted Earnings Per Share	$0.49	$0.54	$2.21	$2.12

Dividends Declared Per Share	$0.275	$0.240	$1.015	$0.900

Weighted Average Diluted Shares Outstanding	45,753	46,664	45,893	46,860

  While unaudited, the Condensed Consolidated Statements of Income for the quarters ended December 31, 2005 and 2004 have been prepared in accordance with U.S. generally accepted accounting principles and are derived from quarterly financial statements.

  While unaudited, the Condensed Consolidated Statement of Income for the year ended December 31, 2005 has been prepared in accordance with U.S. generally accepted accounting principles and is derived from the 2005 financial statements upon which Ernst & Young LLP, First Midwest's independent external auditor, will issue an audit opinion upon completion of their audit procedures.

First Midwest Bancorp, Inc.		Press Release Dated January 25, 2006

Selected Quarterly Data
Unaudited	Year to Date			Quarters Ended

(Amounts in thousands except per share data)	12/31/05	12/31/04	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

Net interest income	$235,850	$228,864	$59,349	$59,981	$59,411	$57,109	$58,393
Provision for loan losses	8,930	12,923	2,780	1,200	1,800	3,150	5,350
Noninterest income	74,612	79,381	14,410	20,383	19,673	20,146	24,076
Noninterest expense	165,703	163,338	42,578	42,108	41,245	39,772	42,797
Net income	101,377	99,136	22,630	27,030	26,510	25,207	25,220
Diluted earnings per share	$2.21	$2.12	$0.49	$0.59	$0.58	$0.55	$0.54
Return on average equity	18.83%	18.68%	16.58%	19.76%	19.85%	19.14%	18.57%
Return on average assets	1.44%	1.45%	1.25%	1.51%	1.52%	1.49%	1.46%
Net interest margin	3.87%	3.91%	3.79%	3.88%	3.93%	3.87%	3.94%
Efficiency ratio	49.44%	50.11%	49.76%	49.39%	48.75%	49.88%	50.43%

Period end shares outstanding	45,387	46,065	45,387	45,385	45,399	45,732	46,065
Book value per share	$11.99	$11.55	$11.99	$11.81	$11.83	$11.35	$11.55
Dividends declared per share	$1.015	$0.900	$0.275	$0.250	$0.250	$0.240	$0.240

Asset Quality
Unaudited	Year to Date		Quarters Ended

(Amounts in thousands)	12/31/05	12/31/04	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04

Nonaccrual loans	$11,990	$19,197	$11,990	$12,206	$11,419	$16,407	$19,197
Foreclosed real estate	2,878	3,736	2,878	2,711	2,905	3,270	3,736
Loans past due 90 days and still accruing	8,958	2,658	8,958	10,386	7,463	4,625	2,658

Nonperforming loans to loans	0.28%	0.46%	0.28%	0.28%	0.27%	0.39%	0.46%
Nonperforming assets to loans plus foreclosed real estate	0.35%	0.55%	0.35%	0.35%	0.34%	0.47%	0.55%
Nonperforming assets plus loans past due 90 days to loans plus foreclosed real estate	0.55%	0.62%	0.55%	0.59%	0.52%	0.58%	0.62%
Reserve for loan losses to loans	1.31%	1.37%	1.31%	1.31%	1.33%	1.35%	1.37%
Reserve for loan losses to nonperforming loans	470%	295%	470%	461%	493%	343%	295%

Provision for loan losses	$8,930	$12,923	$2,780	$1,200	$1,800	$3,150	$5,350
Net loan charge-offs	9,255	12,609	2,670	1,179	1,782	3,624	5,339

Net loan charge-offs to average loans	0.22%	0.30%	0.25%	0.11%	0.17%	0.36%	0.51%